ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20070499910-21
	Filing Date and Time: 07/23/2007 11:23 AM
	Entity Number: C23185-2004

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

PARK PLACE ENERGY CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

800,000,000 with a par value of 0.000001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

1,200,000,000 with a par value of 0.00001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

61,447,800

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

See Attachment A to this Certificate of Change

7. Effective date of filing (optional): 7/23/07

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X [signature] President & Treasurer

Signature Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Attachment A

to

Certificate of Change Pursuant to NRS 78.209

Name of corporation:

Park Place Energy Corp. (the "Company")

Response to Item 6:

In the event that any fractional common shares result from the forward stock split, the Company will not issue any fractional common shares. Instead, any fractional common shares resulting from the forward stock split will be rounded down to the nearest whole common share. Stockholders of the Company who would otherwise be entitled to receive fractional common shares because they hold a number of common shares that would result in any fractional common shares when multiplied by the exchange ratio of one and one-half (1.5) new shares per one (1) old share would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one common share of the Company's common stock, to which the stockholder would otherwise be entitled, multiplied by the closing trading price of the Company's common stock on the trading day immediately before the Record Date of July 23, 2007.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 1

Filed in the office of	Document Number 00001412331-45
Ross Miller Secretary of State State of Nevada	Filing Date and Time 06/27/2007 1:00 PM
	Entity Number C23185-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

PARK PLACE ENERGY CORP.
Name of merging entity

NEVADA — Jurisdiction | CORPORATION — Entity type *

Name of merging entity

Jurisdiction | Entity type *

Name of merging entity

Jurisdiction | Entity type *

Name of merging entity

Jurisdiction | Entity type *

and,

ST ONLINE CORP.
Name of surviving entity

NEVADA — Jurisdiction | CORPORATION — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

PARK PLACE ENERGY CORP.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

ST ONLINE CORP.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

The first article of the articles of the surviving entity is hereby amended to read as follows:
"1. Name of Corporation: PARK PLACE ENERGY CORP."

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**: 7/6/07

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

PARK PLACE ENERGY CORP.
Name of merging entity

X [signature] | President, Secretary & Treasurer | 6/26/07
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

Name of merging entity

X
Signature | Title | Date

ST ONLINE CORP.
Name of surviving entity

X [signature] | President & Treasurer | 6/26/07
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number 00001412332-56
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 06/27/2007 1:00 PM
	Entity Number C23185-2004

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

ST ONLINE CORP.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares at the par value, if any, of each class or series, if any, of shares before the change:

100,000,000 authorized shares of common stock, par value $0.00001 per share

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

800,000,000 authorized shares of common stock, par value $0.00001 per share

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

40,965,200 shares of common stock will be issued in exchange for 5,120,650 shares of common stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

See Attachment A to this certificate of change

7. Effective date of filing (optional): 7/5/07

(must not be later than 90 days after the certificate is filed)

8. Officer Signature: X

Signature

President & Treasurer

Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.209 2007
Revised on 01/01/2007

Attachment A

to

Certificate of Change Pursuant to NRS 78.209

Name of corporation:

ST Online Corp. (the "Company")

Response to Item 6:

In the event that any fractional common shares result from the forward stock split, the Company will not issue any fractional common shares. Instead, any fractional common shares resulting from the forward stock split will be rounded down to the nearest whole common share. Stockholders of the Company who would otherwise be entitled to receive fractional common shares because they hold a number of common shares that would result in any fractional common shares when multiplied by the exchange ratio of eight (8) new shares per one (1) old share would instead receive cash. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one common share of the Company's common stock, to which the stockholder would otherwise be entitled, multiplied by the closing trading price of the Company's common stock on the trading day immediately before the Record Date of July 6, 2007.

EX-3.1 2 exh31.htm ARTICLES OF INCORPORATION.

Exhibit 3.1

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form.

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation*** **ST ONLINE CORP.**

2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*

The Corporation Trust Company of Nevada
Name

6100 Neil Road, Suite 500	**Reno**	**NV**	**89511**
Street Address	City	State	Zip Code
Optional Mailing Address	City	State	Zip Code

3. ***Shares: (number of shares)*** *corporation authorized to issue*

Number of shares with par value: **100,000,000** Par value: **0.00001** Number of Shares without par value: **None**

4. ***Name & Addresses: of Board of Directors/Trustees:*** *(attach additional page there is more than 3 directors/trustees)*

1. **Scott McDowell**
Name

359 - 240th Street	**Langley**	**BC**	**V3A 6H5**
Street Address	City	State	Zip Code

2. **Elena Avdasseva**
Name

101 - 1515 Broadway	**Vancouver**	**BC**	**V5N 1V9**
Street Address	City	State	Zip Code

5. ***Purpose:*** *(optional - see instructions)*

The purpose of this Corporation shall be:
To engage in and carry on any lawful business activity and acts desirable to accomplish such purpose.

6. ***Names, Address and Signature of Incorporator.*** *(attach additional page there is more than 1 incorporator)*

Conrad C. Lysiak	**/s/ Conrad C. Lysiak**		
Name	Signature		
601 West 1st Avenue, Suite 503	**Spokane**	**WA**	**99201**
Address	City	State	Zip Code

7. ***Certificate of Acceptance of Appointment of Resident Agent:***

I hereby accept appointment as Resident Agent for the above named corporation.

/s/ Kathleen C. Geripy, Asst. Sec. — **8/27/04**
Authorized Signature of R. A. or On Behalf of R. A. Company — Date

This form, must be accompanied by appropriate fees. See attached fee schedule.

ST ONLINE CORP.
ADDITIONAL ARTICLES

Section 1. Acquisition of Controlling Interest.

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

Section 2. Combinations with Interest Stockholders.

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

Section 3. Liability.

To the fullest extent permitted by NRS 78, a director or officer of the Corporation will not be personally liable to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided that this article will not eliminate or limit the liability of a director or officer for:

(a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or

(b) the payment of distributions in violation of NRS 78.300, as amended.

Any amendment or repeal of this Section 3 will not adversely affect any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

Section 4. Indemnification.

(a) Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the "Indemnitee") made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and cost, charges and expenses (including attorney's fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b) Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Section 4, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c) Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Section 4 are not exclusive of any other rights that an Indemnitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Certificate of Incorporation or otherwise.

(d) Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the request as a director, officer employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement or expenses from such other entity.

(e) Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.